EXHIBIT 10.5




                       THE SUPPLEMENTAL RETIREMENT PROGRAM
                            FOR CERTAIN EMPLOYEES OF
                     BLUE CROSS AND BLUE SHIELD OF VIRGINIA
                              (NOW TO BE KNOWN AS)
                       THE SUPPLEMENTAL RETIREMENT PROGRAM
                            FOR CERTAIN EMPLOYEES OF
                            TRIGON INSURANCE COMPANY

                             AS AMENDED AND RESTATED
                            EFFECTIVE OCTOBER 1, 1998




                                  INTRODUCTION


TRIGON INSURANCE COMPANY, formerly known as Blue Cross and Blue Shield of Virginia, (the "Employer") established the Supplemental Retirement Program for Certain Employees of Blue Cross and Blue Shield of Virginia (the "Supplemental Program") for the benefit of its employees participating in the Non-Contributory Retirement Program for Certain Employees of Trigon Insurance Company ("Retirement Program"). Effective October 1, 1998, the name of the Retirement Program was changed to the Trigon Insurance Company Retirement Program, and the Retirement Program was amended to incorporate a cash balance feature.

The Employer hereby adopts this amendment and restatement of the Supplemental Program effective as of October 1, 1998, with respect to employees of the Employer who are employed by the Employer on or after such date, in order to (1) conform the Supplemental Program to the changes made to the Retirement Program as of such date, (2) provide that a participant's earnings for purposes of determining the benefit under the Supplemental Program will be deemed to include the cash equivalent of any long-term incentive award granted in restricted stock, and (3) to expand the eligibility of the Supplemental Program to include designated officers of the Employer whose benefits are not otherwise restricted by the limitations of the Internal Revenue Code ("Code").

The primary purpose of the Supplemental Program as amended and restated is to provide benefits for employees of the Employer whose benefits under the Retirement Program are restricted by the limitations of sections 401(a)(17) and 415 of the Code. That part of the Supplemental Program that provides benefits in excess of the limitations on benefits in Code section 415 shall constitute an "Excess Benefit Plan," as defined by section 3(36) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and that part of the Supplemental Program that provides benefits based on compensation in excess of the compensation limitation in Code section 401(a)(17) and that provides benefits for designated officers not subject to such Code limits based on restricted stock awards or on nonqualified deferred compensation shall constitute a plan that is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees of the Employer within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of Title I of ERISA (referred to herein as a "Top-Hat Group"). It is intended that the Supplemental Program remain at all times an unfunded program.


                                    ARTICLE I

                                   DEFINITIONS


     1.1 General. Except as otherwise indicated in this Article, or as may be clearly required otherwise by the context, capitalized terms that are used in this Supplemental Program shall have the meaning assigned to them in Article 1 of the Retirement Program. Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular, in any place or places herein where the context may require such substitution or substitutions.

     1.2 "Actuarial Equivalent" shall mean a benefit of equal value, based on the relevant conversion factors specified in the Retirement Program.

     1.3 "Administrator" shall mean the person or entity designated as the administrator of the Supplemental Program in Section 3.1.

     1.4 "Death Benefit" shall mean the benefit payable under Section 2.3.

     1.5 "Death Benefit Beneficiary" shall mean the person or persons (natural, trust, or estate) properly treated as the surviving beneficiary or beneficiaries of the Participant's Pre-Retirement Death Benefit under the Retirement Program.

     1.6 "Employer" shall mean the employer organization specified in the Introduction.

     1.7 "Excess Benefit" shall mean the benefit payable under Section 2.2.

     1.8 "Form of Benefit"

     (a) "Normal Form" shall mean a single sum payment.

     (b) "Optional Form" shall mean one of the benefit forms described in
Section 2.5(b).

     1.9 "Participant" shall mean an employee of the Employer who is a participant in the


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Retirement Program and either

          (a) whose benefits under the Retirement Program are restricted by the limitations of either Code section 401(a)(17) or Code section 415 or both, or

          (b) who (i) is an officer of the Employer and a member of a Top-Hat Group, (ii) has been designated by the Employer as a participant in the Supplemental Program, and (iii) has received a long-term incentive award in restricted stock or has elected to defer compensation (other than in the form of stock) under a nonqualified deferred compensation arrangement of the Employer.

The term "Participant" shall include a former employee of the Employer who is entitled to a benefit under the terms of this Supplemental Program.

     1.10 "Retirement Program" shall mean the funded retirement program specified in the Introduction.

     1.11 "Supplemental Program" shall mean the Supplemental Retirement Program for Certain Employees of the Trigon Insurance Company.


                                   ARTICLE II

                                    BENEFITS


     2.1 Eligibility for Benefits. Any Participant who is entitled to a benefit under the Retirement Program and who is living as of the applicable calculation date under Section 2.4(a), shall be eligible for an Excess Benefit as provided in Section 2.2. If a Participant dies before benefits under the Supplemental Program are calculated under Section 2.4(a), then the Participant's Death Benefit Beneficiary shall be eligible for a Death Benefit as provided in Section 2.3.

     2.2 Amount of Excess Benefit.

          (a) The amount of Excess Benefit payable under the Program shall be a benefit that is payable at such time and in such form as provided in subsection (d), and is equal to the excess, if any, of (i) over (ii);

               (i) The amount of lump sum benefit that would be payable to the Participant under the Retirement Program if the limitations of Code section 401(a)(17) and 415 did not apply to the calculation and amount of such benefit; provided, however, that for these purposes, in the case of a Participant who receives a long-term incentive award in restricted stock, the Participant's Earnings shall include, solely for purposes of


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


          determining the Pay Credits to his Retirement Account and his Transition Benefit, the cash amount of such incentive award that would have otherwise been paid to the Participant in such pay period and shall exclude any amounts attributable to such award in the year of its vesting or payment; and provided further that in the case of a Participant who elects to defer compensation (other than in the form of stock) under a nonqualified deferred compensation arrangement, the Participant's Earnings shall include in the year of the deferral the amount of deferred compensation that would have otherwise been paid in such year to the Participant and shall exclude any amounts attributable to such deferral in the year of payment.

               (ii) The amount of lump sum benefit actually payable to the Participant under the Retirement Program at such time.

          (b) If the Participant receives the Participant's Retirement Program benefit at a time later than the calculation date prescribed in Section 2.4(a), or in a form other than a lump sum, no adjustment shall be made to the amount of the Excess Benefit payable hereunder. In such case, the amount of the Participant's Excess Benefit shall be determined as if both the Participant's Excess Benefit and Retirement Benefit were payable in a lump sum as of the calculation date specified in Section 2.4(a).

          (c) The Participant's Excess Benefit shall be reduced by the Actuarial Equivalent (using for these purposes the Actuarial Equivalent factors specified in the last paragraph of Section 1.01 of the Retirement Program) of the amount of any Excess Benefit previously paid to the Participant under the Supplemental Program to the extent such Excess Benefit is based on service that was taken into account in determining the Excess Benefit previously paid to the Participant. In addition, while benefits may be provided under the terms of this Supplemental Program and the Retirement Program for prior service with other Plans, it is the intent of this Supplemental Program to avoid duplication of benefits provided under this Supplemental Program (and the related Retirement Program) and the supplemental pension programs (and related pension programs) of such Plans with respect to such prior service. The term "supplemental pension program" refers to a program or individual arrangement (or that portion of a program or individual arrangement) that is designed to provide employees of a Plan with benefits that cannot be paid under the Plan's tax-qualified pension program because of the limitations of sections 401(a)(17) and 415 of the Internal Revenue Code. An Excess Benefit payable under the Supplemental Program shall be offset by the amount of employer-provided benefits earned under the supplemental pension program of a prior Plan for a period of service for which credit is given under this Supplemental Program and the Retirement Program. Such offset shall be applied by making the following adjustment in the calculation of the amount specified in subsection (a)(i). In determining such amount, the employer-provided benefit payable under the other Plan's supplemental pension program shall be treated as being payable under the other Plan's tax-qualified pension program for purposes of the Retirement Program's nonduplication provision. The Administrator shall make such other adjustments as the Administrator in its sole discretion shall determine to be necessary or appropriate to carry out the intent of this nonduplication provision.


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


          (d) Payment of the Excess Benefit shall be made at the time determined pursuant to Section 2.4, and in the form specified in Section 2.5.

     2.3 Amount of Death Benefit. The amount of any Death Benefit payable under the Program shall be determined as follows:

          (a) If a Participant dies before the calculation date for his Excess Benefit under Section 2.4(a) of the Supplemental Program, the Death Benefit hereunder shall be payable at such time and in such form as provided in subsection (d), and shall be equal to the excess, if any, of (i) the Pre-Retirement Death Benefit that would then be payable under the Retirement Program, if the limitations of Code section 401(a)(17) and 415 did not apply to the Retirement Program and if the adjustments to Earnings described in Section 2.2(a)(i) above were made over (ii) the Pre-Retirement Death Benefit that would actually then be payable under the Retirement Program. If the Pre-Retirement Death Benefit payable under the Retirement Program is received at a time later than the calculation date prescribed in
     Section 2.4(b), or in a form other than a lump sum, no adjustment shall be made to the amount of the Death Benefit payable hereunder. In such case, the amount of the Death Benefit shall be determined as if both the Pre-Retirement Death Benefit under the Retirement Program and the Death Benefit hereunder were payable in a lump sum as of the calculation date specified in Section 2.4(b).

          (b) If a Participant dies on or after the calculation date for his Excess Benefit under Section 2.4(a) of the Supplemental Program, no Death Benefit shall be payable under the Supplemental Program. In such case, benefits, if any, shall be payable in accordance with the form of payment of the Participant's Excess Benefit under Section 2.5(a) or (b), as applicable.

          (c) The Administrator shall adjust the amount of a Participant's Death Benefit in a manner comparable to that prescribed in Section 2.2(c) to avoid duplication of benefits. The Administrator shall make such other adjustments as the Administrator in its sole discretion shall determine to be necessary or appropriate to carry out the intent of this nonduplication provision.

          (d) Payment of a Participant's Death Benefit shall be made at the time determined pursuant to Section 2.4, and in the form specified in Section 2.5(c).

     2.4 Time of Payment.

          (a) A Participant's Excess Benefit shall be calculated as of the first day of the first month coincident with or next following the date the Participant terminates Employment with the Employer and paid as soon as administratively feasible thereafter.

          (b) A Participant's Death Benefit shall be calculated as of the first day of the first month coincident with or next following the date of death of the Participant and paid as soon as administratively feasible thereafter.


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


     2.5 Form of Benefit. The Excess Benefit shall be payable in the form set out in subsection (a) below unless the Participant properly elects payment in a permitted Optional Form as described in subsection (b). In all instances, the Excess Benefit payable under this Section 2.5 shall be the Actuarial Equivalent of the Excess Benefit determined under Section 2.2. The Death Benefit shall be payable as provided in subsection (c). If the Participant dies before the calculation date for his Excess Benefit under Section 2.4(a), no Excess Benefit shall be payable hereunder and, in lieu thereof, to the extent the requirements of Section 2.3 are satisfied, a Death Benefit shall be payable to the Participant's Death Benefit Beneficiary. The Participant's election of an Optional Form (and designation of a Beneficiary, if applicable) shall be made in the manner prescribed by the Administrator and in accordance with the rules provided in subsection (d).

          (a) The Normal Form for the payment of the Participant's Excess Benefit shall be a lump sum.

          (b) The Optional Forms of payment under the Supplemental Program are as follows:

               (i) Life Benefit. This form of benefit is payable monthly to the Participant for life.

               (ii) Joint and 50% Spouse's Annuity. This form of benefit is payable monthly to the Participant for life, with 50% of the amount payable to the Participant continued thereafter to the person married to the Participant on the calculation date for the Excess Benefit under Section 2.4(a), if that person survives the Participant, for that person's life.

               (iii) Life Annuity with Retirement Account Guaranteed. This form of benefit is payable monthly to the Participant for life, with the total of such payments guaranteed to be no less than the amount of lump sum payment that could have been paid to the Participant under the Normal Form. If, at the Participant's death, the amount of total payments actually made to the Participant is less than the amount of the lump sum payment that could have been paid to the Participant under the Normal Form, an amount equal to the difference between such lump sum amount and the total payments actually made to the Participant shall be paid in a lump sum to the Participant's Beneficiary, or if there is no surviving Beneficiary, to the estate of said Participant.

               (iv) Joint and 50% Contingent Benefit with Retirement Account Guaranteed. This form of benefit is payable monthly to the Participant for life and 50% of such amount shall continue after his death to his surviving Beneficiary for life, with the total of such payments guaranteed to be no less than the amount of the lump sum payment that could have been paid to the Participant under the Normal Form. If at the later to die of the Participant and the Participant's Beneficiary, the total payments made to the Participant and the Beneficiary is less than the amount of lump sum payment that could have been paid to the Participant under the Normal Form, an amount equal to the difference between such lump sum amount and the total payments actually made to the Participant and the Beneficiary shall be paid in a lump sum to the


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          estate of the Participant or the estate of the Participant's
          Beneficiary, whichever is the last to die.

               (v) Life Benefit with 120 or 240 Payments Guaranteed. This form of benefit is payable monthly to the Participant for life with the first 120 or 240 monthly payments guaranteed, as elected by the Participant. Any guaranteed payments due after the death of the Participant shall be payable to his Beneficiary, if any, who survives the Participant, or if there is no surviving Beneficiary, the commuted value of any remaining guaranteed payment shall be payable to the estate of the Participant. Such commuted value shall be determined by the Administrator on the basis of an interest rate described in the last paragraph of Section 1.01 of the Retirement Program. Notwithstanding the foregoing, this form of payment shall be available as an Optional Form only if at the calculation date for the Excess Benefit under Section 2.4(a), the Participant could have also elected, in accordance with Section 5.02(b) of the Retirement Program, to have the Participant's benefits under the Retirement Program paid at that time in the form of Option B.

               (vi) Joint and Contingent Benefit. This optional benefit is payable monthly to the Participant for life and a percentage (50%, 66-2/3%, or 100%) of such amount, as elected by the Participant, shall continue after his death to his surviving Beneficiary for life. Notwithstanding the foregoing, this form of payment shall be available as an Optional Form only if at the time of the calculation date for the Excess Benefit under Section 2.4(a), the Participant could have also elected, in accordance with Section 5.02(b) of the Retirement Program, to have the Participant's benefits under the Retirement Program paid at that time in the form of Option C.

          (c) A Death Benefit shall be payable solely in a lump sum.

          (d) The election of an Optional Form of payment for the Excess Benefit is subject to the approval of the Employer, and must be submitted to the Employer for its consideration in a calendar year prior to the year in which the Excess Benefit is calculated under Section 2.4(a), at least 6 months prior to such calculation date. If the Employer does not approve the election within 60 days, it shall be deemed denied. If the Employer does approve the election, such election shall be irrevocable if the benefit commences in the immediately following calendar year, except that the Participant may again change the form of benefit so long as the new election is submitted to the Employer for its consideration in a calendar year prior to the year in which the Excess Benefit is calculated under
     Section 2.4(a), at least 6 months prior to such calculation date.

     2.6 Payment of Benefits. Benefits payable under the Supplemental Program shall be paid directly to the Participant, the Participant's Beneficiary, the Participant's Death Benefit Beneficiary, or an alternate payee, as applicable, from the general assets of the Employer. Nothing contained herein shall be deemed to create a trust of any kind or create any fiduciary relationship. To the extent that any person acquires a right to receive payments from the Employer under this Supplemental Program, such right shall be no greater than the right of any unsecured general creditor of the Employer. In the event that the Employer establishes an advance accrual reserve on its books against its future liability under the Supplemental Program,


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


such reserve shall not constitute an asset of the Supplemental Program but shall at all times remain part of the general assets of the Employer subject to the claims of the Employer's creditors.

     2.7 No Other Benefit. Benefits shall be paid to a Participant, a Participant's Beneficiary, or a Participant's Death Benefit Beneficiary only to the extent provided in Article II. Benefits to an alternate payee shall be paid only to the extent provided in Section 5.3.

     2.8 Forfeiture of Benefit. Notwithstanding anything herein to the contrary, any amounts to which a Participant, a Participant's Beneficiary, a Participant's Death Benefit Beneficiary, or an alternate payee would be entitled under this Supplemental Program shall be forfeited if (i) the Participant is discharged from Employment with the Employer for acts which, in the sole judgment of the Administrator, constitute embezzlement of funds, or (ii) the Participant's Employment terminates by dismissal for cause and the circumstances surrounding such dismissal are such that the Administrator, in its sole discretion, determines that forfeiture of the benefit otherwise payable under the Supplemental Program is warranted.


                                   ARTICLE III

                                 ADMINISTRATION


     3.1 Administrator. The Senior Vice President, Corporate Services shall be the Administrator of the Supplemental Program.

     3.2 Duties of the Administrator. The Administrator shall administer the Supplemental Program in accordance with its terms and purposes and shall have authority to interpret the Supplemental Program, to make any necessary rules and regulations, and to determine benefits under the Supplemental Program. The Administrator shall also be responsible for complying with statutory reporting and disclosure requirements. The Administrator shall not be subject to liability with respect to the administration of the Supplemental Program.

     3.3 Claims Procedures/Decision of Administrator. In general, distributions under this Supplemental Program are automatic and no claim for benefits need be filed. However, a Participant (or the Participant's Beneficiary, Death Benefit Beneficiary, or alternate payee) may submit a claim for benefits under this Supplemental Program in writing to the Administrator. The following procedure shall apply in such case:

          (a) If such claim for benefits is wholly or partially denied, the Administrator shall notify the claimant of the denial of the claim within a reasonable period of time, but no later than 90 days after receipt of the written claim, unless special circumstances require an extension of time for processing the claim. In such event, written notice of the extension shall be furnished to the claimant prior to the end of the 90 day period and shall indicate the special circumstances requiring the extension and the date by which a final decision is expected. In no event shall the extension period exceed 90 days from the end of the initial 90 day period. The notice of denial:


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     (i) shall be in writing; (ii) shall be written in a manner calculated to be understood by the claimant; and (iii) shall contain (A) the specific reason or reasons for denial of the claim; (B) a specific reference to the pertinent Supplemental Program provisions upon which the denial is based;
     (C) a description of any additional material or information necessary for the claimant to perfect the claim; and (D) an explanation of the Supplemental Program's claims review procedure.

          (b) Within 60 days of the receipt by the claimant of the written notice of denial of the claim, or if the claim has not been granted within the applicable time period, the claimant may file a written request with the Administrator that it conduct a full and fair review of the denial of the claimant's claim for benefits. In connection with the claimant's appeal of the denial of his benefit, the claimant may review pertinent documents and may submit issues and comments in writing.

          (c) The Administrator shall deliver to the claimant a written decision on the claim promptly, but not later than 60 days after the receipt of the claimant's request for review, except that if there are special circumstances which require an extension of time for processing, the 60-day period shall be extended to a maximum of 120 days, in which case written notice of the extension shall be furnished to the claimant prior to the end of the 60-day period. The Administrator's decision shall: (i) be written in a manner calculated to be understood by the claimant, (ii) include specific reasons for the decision; and (iii) contain specific references to the pertinent Supplemental Program provisions upon which the decision is based. If a written decision on review is not furnished to the claimant within the applicable time period, the claim shall be deemed denied on review.


                                   ARTICLE IV

                            AMENDMENT AND TERMINATION


     4.1 Amendment and Termination of the Program. Although the Employer intends to maintain the Supplemental Program for as long as necessary, the Employer reserves the right to amend or terminate the Supplemental Program at any time for whatever purposes it may deem appropriate.

     4.2 Contractual Obligation. Notwithstanding Section 4.1, the Employer hereby makes a contractual commitment to pay the benefits accrued under the Supplemental Program as of the date of amendment or termination, but subject to the terms of the Supplemental Program (including Section 2.8).


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                                    ARTICLE V

                                  MISCELLANEOUS


     5.1 Employment Rights. Nothing contained in the Supplemental Program shall be construed as a contract of employment between the Employer and the Participant, or as a right of any employee to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge any of its employees, with or without cause.

     5.2 Assignment. The benefits payable under the Supplemental Program may not be assigned or alienated.

     5.3 Domestic Relations Order/Alternate Payee. Notwithstanding Section 5.2, an alternate payee shall be entitled to receive a benefit under the Supplemental Program, computed by reference to the Participant's benefit, in accordance with the terms of an eligible domestic relations order. Such alternate payee's rights under this provision shall be subject to the terms and conditions set forth below, and to such other limitations or restrictions, as may be imposed under applicable law.

          (a) The Administrator shall, in its sole discretion, determine whether a domestic relations order is eligible. The Employer shall have no obligation under the Supplemental Program to make any distribution pursuant to a domestic relations order until the Administrator has determined that the domestic relations order is eligible. Distributions may be delayed for a reasonable period if necessary to determine whether the domestic relations order is eligible. The Administrator shall establish reasonable procedures to determine whether a domestic relations order is eligible and to administer distributions under such eligible orders, and such procedures shall be binding on the Participant, the Participant's Beneficiary, the Participant's Death Beneficiary, and any alternate payee.

          (b) The alternate payee's benefit under an eligible domestic relations order shall be paid at the time and in the manner the benefits begin to be paid or are paid to the Participant, the Participant's Beneficiary, or the Participant's Death Benefit Beneficiary, as the case may be, unless the eligible domestic specifies an earlier time of payment, or a different manner of payment, or both.

          (c) For these purposes an "alternate payee" shall mean a person described in Code section 414(p)(8), and a "domestic relations order" shall mean any judgment, decree, or order (including approval of a property settlement agreement) that would meet the definition of Code section 414(p)(1)(B) if such provision were applicable to the Supplemental Program. An "eligible domestic relations order" shall mean any domestic relations order that would meet the criteria set forth in Code section 414(p)(2)-(4). A domestic relations order shall not be deemed to meet the criteria set forth in Code section 414(p)(2) unless the domestic relations order addresses what the consequences under the order will be if either the alternate payee or the Participant dies prior to the time the alternate payee's benefit is scheduled to begin.


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          (d) If an alternate payee cannot be located after a diligent search has been conducted, the interest of the alternate payee may be forfeited at the direction of the Employer at any time after a two-year period and restored to the Participant on such conditions and terms as the Employer shall determine.

          (e) In no event shall the Employer or the Administrator have any liability to the Participant for paying benefits in accordance with this
     Section 5.3. The Participant shall be responsible for any federal or state income taxes that may arise in connection with the acceptance of, and compliance with, an eligible domestic relations order hereunder. Payments made to an alternate payee pursuant to an eligible domestic relations order shall be subject to applicable federal and state income tax withholding. To the extent required by law, payments made to an alternate payee under the Supplemental Program shall be reported as taxable wages of the Participant. The rights of an alternate payee under an eligible domestic relations order shall be subject to forfeiture in the event the interest of the relevant Participant is forfeited pursuant to Section 2.8.

     5.4 Applicable Law. The Supplemental Program shall be governed by the laws of the Commonwealth of Virginia.

     5.5 Effective Date. This amendment and restatement is effective as of October 1, 1998, with respect to employees of the Employer who are employed by the Employer on or after such date.

     IN WITNESS WHEREOF, this document has been executed by the Employer by its duly authorized officer on the ___ day of __________, 1998.



                                        TRIGON INSURANCE COMPANY



                                         By:
                                            -----------------------------------


ATTEST:



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